UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

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☐ Preliminary proxy statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

Invesco Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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Invesco Ltd.

1555 Peachtree Street NE

Atlanta, Georgia 30309

ADDITIONAL INFORMATION REGARDING THE ANNUAL GENERAL MEETING OF

SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Invesco Ltd. (the “Company”), dated March 25, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for exercise at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 14, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 24, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO VIRTUAL MEETING

FOR THE 2020 ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 14, 2020

To the Shareholders of Invesco Ltd.,

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our shareholders, employees, and our community, the Board of Directors has changed the location of the 2020 Annual General Meeting of Shareholders of Invesco Ltd. The Annual Meeting will be held over the Internet in a virtual meeting format only, with no in-person access. The date and time have not been changed, and the meeting will continue to be held on May 14, 2020 at 1:00 p.m., Eastern Time. Shareholders attending the Annual Meeting remotely will have the same opportunities they have had at past annual meetings to participate, vote, ask questions, and provide feedback to the company’s management team and the Board of Directors.

If you were a shareholder of record at the close of business on the record date of March 12, 2020, you are eligible to access, participate in and vote at the virtual meeting. The items of business are the same as set forth in the meeting notice previously mailed or made available to you.

The meeting will be hosted at www.meetingcenter.io/286592080. The meeting will begin promptly at 1:00 p.m., Eastern Time and online access will open 15 minutes prior to allow time to log-in. The login password is IVZ2020. You will also need your voter control number, which, if you are a shareholder of record, you can find on your original proxy card or Notice of Internet Availability of Proxy Materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Invesco Ltd. holdings along with your name and email address to Computershare. Requests for registration should include an email from your broker or an image of your legal proxy and be directed to Computershare via email at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 8, 2020. You will receive a confirmation email from Computershare of your registration, which will include your voter control number.

You may continue to submit your proxy in advance of the Annual Meeting via the Internet, by phone or by mail by following the instructions included on the original proxy card or notice of Internet availability previously distributed. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Kevin M. Carome

Company Secretary

April 24, 2020